Exhibit 10.1

VACANT LAND PURCHASE AND SALE CONTRACT

1. This Vacant Land Purchase and Sale Contract (“Contract”) is made by and between Kathryn E. Graves, as Trustee of the Kathryn E. Graves Revocable Trust (the “Buyer”) and Fox River Bluffs, L.L.C., an Illinois limited liability company (“Seller) (collectively “Parties”) with respect to the purchase and sale of the real estate and improvements, if any, located along Fox Road in Kendall County, Illinois (“Property”).

Property P.I.N. #: 01-36-400-004, 04-01-200-003 and 01-36-300-003; Acreage: 299.0255 acres.

2. Purchase Price. The Purchase price for the Property is Three Million Eight Hundred Eighty Seven Thousand Three Hundred Thirty One And 50/100 Dollars ($3,887,331.50) [computed at Thirteen Thousand and no/100 Dollars ($13,000.00) per gross surveyed acre on the entire parcel] (“Purchase Price”). The Purchase Price includes the following personal property: None (“Personal Property”). Determination of acreage must be made on a current basis as to what, if any ownership rights, Seller has in the island in the Fox River, and whether as disclosed by survey the land area still equals the acreage in the pre-existing 1991 survey. The Contract purchase price will be adjusted on the basis of actual gross acreage shown by current survey.

3. Earnest Money: Within five (5) business days of Seller’s written acceptance of this Contract, and together with a Chicago Title Insurance Strict Join Escrow Agreement being signed by the Seller and Buyer, Buyer shall deposit with Chicago title Insurance Company (“Escrowee”), initial earnest money in the amount of $50,000.00, in the form of cash (“Earnest Money”). The initial Earnest Money shall be returned and this Contract shall be of no force or effect if this Contract is not accepted by Purchaser on or before February 7, 2014.

4. Disposition of Earnest Money. In the event of default by Buyer, the Earnest Money, less expenses and commission of the listing broker, shall be paid to Seller. If Seller defaults, the Earnest Money, at the option of Buyer, shall be refunded to Buyer, but such refunding shall not release Seller from the obligations of this Contract. In the event of any default, Escrowee shall give written notice to Seller and Buyer indicating Escrowee’s intended disposition of the Earnest Money and request Seller’s and Buyer’s written consent to the Escrowee’s intended disposition of the Earnest Money within 30 days after the notice. However, Seller and Buyer acknowledge and agree that if Escrowee is a licensed real estate broker, Escrowee may not distribute the Earnest Money without the joint written direction of Seller and Buyer or their authorized agents. If Escrowee is not a licensed real estate broker, Seller and Buyer agree that if neither Party objects, in writing, to the proposed disposition of the Earnest Money within 30 days after the date of the notice, then Escrowee shall proceed to disperse the Earnest Money as previously noticed by Escrowee. If either Seller or Buyer objects to the intended disposition within the 30 day period, or if Escrowee is a licensed real estate broker and does not receive the joint written direction of Seller and Buyer authorizing distribution of the Earnest Money, then the Escrowee may deposit the Earnest Money with the Clerk of the Circuit Court by the filing of an action in the nature of an Interpleader. Escrowee may be reimbursed from the Earnest Money for all costs, including reasonable attorney’s fees, related to the filing of the Interpleader and the Parties indemnify and hold Escrowee harmless from any and all claims and demands, including the payment of reasonable attorneys’ fees, costs, and expenses arising out of those claims and demands.

Earnest Money shall be deposited and held in a Strict Joint Money Escrow with Chicago Title Insurance pending closing in this matter.

5. Possession. Seller agrees to surrender possession of the Property on or before the Closing Date (as defined in Paragraph 6 below). Seller warrants that there is no outstanding Farm Lease on the subject real property for the 2014 crop season and will present to Purchaser prior to closing, either a written termination notice for any 2013 farm tenancy rights, or a surrender of those 2013 farm tenancy rights.

6. Closing. Buyer shall deliver the balance of the Purchase Price (less the amount of the Final Earnest money, plus or minus prorations and escrow fees, if any) to Seller and Seller shall execute and deliver the Deed (as defined below) to Buyer at “Closing”. Closing shall occur on or prior to March 7, 2014 at Chicago Title Insurance either in Yorkville or Aurora, Illinois (Closing Date”). Seller to provide an ALTA extended coverage title commitment to Buyer at least ten (10) days prior to closing.

7. Deed. At closing, Seller shall execute and deliver to Buyer, or cause to be executed and delivered to Buyer, a recordable warranty deed (“Deed”), subject only to the following, if any: covenants, conditions, and restrictions of record; all matters shown on the survey; public and utility easements; public roads and easements of record; zoning laws and ordinances; acts done by or suffered through Buyer, and general real estate taxes not yet due and payable at the time of Closing.

8. Real Estate Taxes. Seller represents that the 2012 general real estate taxes were $4,435.80. General real estate taxes shall be prorated based on (i) 100% of the most recent ascertainable full year tax bill, or (ii) mutually agreed by the Parties in writing prior to the expiration of the Attorney Approval Period, (iii) except to the extent Seller has received any notice of tax assessment change since issuance of the 2012 payable in 2013 bill. If Seller has received notice of an assessment change or the same is disclosed on the public records of the Kendall County Assessor, real estate taxes shall be prorated at 100% of the total new assessment times the existing tax rate on the 2012 payable in 2013 real estate tax bill.

9. “AS-IS” Condition. Seller represents that the Property is zoned A-1. This Contract is for the sale and purchase of the Property in its “as-is” condition as of the Acceptance Date. The Property has been inspected by the Buyer. The Buyer acknowledges that no representations, warranties or guarantees with respect to the condition of the Property have been made by Seller or Seller’s agents, brokers or representatives other than those set forth herein; except to the extent of matters of title or survey which have not yet been received or reviewed by Buyer.

10. Survey. Seller shall provide at its expense to Buyer’s Attorney at least ten (10) days prior to closing a current ALTA extended coverage survey of the subject real property showing the Buyer as the proposed insured as well as the existing owner of record and Chicago Title Insurance Company.

11. Legal Description. The legal description of the Property is attached as Exhibit “A”.

12. General Provisions and Riders. THIS CONTRACT WILL BECOME A LEGALLY BINDING CONTRACT WHEN SIGNED BY ALL PARTIES AND DELIVERED. THIS CONTRACT INCLUDES THE GENERAL PROVISIONS ON THE LAST PAGE OF THIS CONTRACT AND THE LEGAL DESCRIPTION, ATTACHED TO AND MADE A PART OF THIS CONTRACT.

VACANT LAND PURCHASE AND SALE CONTRACT

GENERAL PROVISIONS

A. Prorations. Rent, if any, general real taxes and other items shall be prorated through 11:59 PM on the day prior to the Closing Date.

B. Uniform Vendor and Purchaser Risk Act. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this Contract.

C. Title. Within 3 days prior to the Closing Date, Seller shall deliver to Buyer or his agent evidence of merchantable title in the intended grantor by delivering a Commitment for extended coverage for Title Insurance of a title insurance company bearing a date on or subsequent to the Acceptance Date, in the amount of the Purchase Price, subject to no other exceptions than those previously listed within this Contract and to general exceptions contained in the commitment. Delay in delivery by Seller of a Commitment for Title Insurance due to delay by Buyer’s mortgagee in recording mortgage and bringing down title shall not be a default of this Contract. Every Commitment for Title Insurance furnished by Seller shall be conclusive evidence of title as shown. If evidence of title discloses other exceptions, Seller shall have 30 days after Seller’s receipt of evidence of title to cure the exceptions and notify Buyer accordingly. As to those exceptions that may be removed at Closing by payment of money, Seller may have those exceptions removed at Closing by using the proceeds of the sale.

D. Notice. All notices required by this Contract shall be in writing and shall be served upon the Parties or their attorneys at the addresses provided in this Contract. The mailing of notice by registered or certified mail, return receipt requested, shall be sufficient service when the notice is mailed. Notices may also be served by personal delivery or commercial delivery service, by mail-o-gram, telegram, or by the use of a facsimile machine with proof of transmission and a copy of the notice with proof of transmission being sent by regular mail on the date of transmission. In addition, facsimile signatures shall be sufficient for purposes of executing, negotiating, and finalizing this Contract. E-mail notices shall be deemed valid and received by the addressee when delivered by e-mail and opened by the recipient, provided that a copy of the e-mail notice is also sent by regular mail to the recipient on the date of transmission.

The parties can execute this agreement or any other documents in relation to the transaction by counterparts. Notice by e-mail to the address of Seller, Seller’s Attorney, Buyer, and Buyer’s Attorney will satisfy the notice provisions of this paragraph.

E. Affidavit of Title. Seller shall furnish to Buyer at Closing an executed, notarized affidavit of title (“Affidavit of Title”), and any other documents as may be required by the Title Company for the issuance of any ALTA owner’s policy and/or lender’s policy, as the case may be. The Affidavit of Title shall cover the Closing Date.

F. Code Violations. Seller warrants that no notice from any city, village, or other governmental authority of a zoning violation that currently exists on the Property has been issued and received by Seller or Seller’s agent (“Code Violation Notice”). If a Code Violation Notice is received after the Acceptance Date and before Closing, Seller shall promptly notify Buyer of the Notice.

G. Escrow Closing. This sale shall be closed through an escrow with a title insurance company, in accordance with the general provisions of the usual form of deed and money escrow agreement then furnished and in use by the title insurance company, with such special provisions inserted in the escrow agreement as may be required to conform with this Contract. Upon the creation of an escrow, payment of Purchase Price and delivery of deed shall be made through the escrow, this Contract and the Earnest Money shall be deposited in the escrow, and the Broker shall be made a party to the escrow with regard to commission due. The cost of the escrow shall be divided equally between Buyer and Seller.

H. 1031 Exchange. The Parties agree that at any time prior to the Closing Date, Buyer and/or Seller may elect to effect a simultaneous or non-simultaneous tax-deferred exchange pursuant to Section 1031, and the regulations pertaining thereto, of the Internal Revenue Code, as amended. Each party expressly agrees to cooperate with the other party in connection with any such exchange in any manner which shall not impose any additional cost or liability upon the cooperating party, including without limitation by executing any and all documents, including escrow instructions or agreements consenting to the assignment of any rights and obligations hereunder to an exchange entity, which may be necessary to carry out such an exchange; provided, however, that any election to effect such an exchange shall not delay the Closing Date.

I. RESPA. Buyer and Seller shall make all disclosures and do all things necessary to comply with the applicable provisions of the Real Estate Settlement Procedures Act of 1974, as amended.

J. Transfer Taxes. Seller shall pay the amount of any stamp tax imposed by the state and county on the transfer of title, and shall furnish a completed declaration signed by Seller or Seller’s agent in the form required by the state and county.

K. Intentionally omitted. No personal property involved in this transaction.

L. Surrender. Seller agrees to surrender possession of the Property in the same condition as it is on the Acceptance Date, ordinary wear and tear excepted, subject to Paragraph B of the General Provisions of this Contract.

VACANT LAND PURCHASE AND SALE CONTRACT

M. Time. Time is of the essence for purposes of this Contract.

N. Number. Wherever appropriate within this Contract, the singular includes the plural.

O. Flood Plain Insurance. In the event the Property is in a flood plain and flood insurance is required by Buyer’s lender, Buyer shall pay for that insurance.

P. Business Days and Time. Any reference in this Contract to “day” or “days” shall mean business days, not calendar days, including Monday, Tuesday, Wednesday, Thursday, and Friday, and excluding all official federal and state holidays.

Q. Patriot Act. Seller and Buyer represent and warrant that they are not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by Executive Order or the United States Treasury Department as a Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation which is enforced or administered by the Office of Foreign Assets Control (“OFAC”), and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation. Each Party shall defend, indemnify, and hold harmless the other Party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty.

R. Brokers. Any real estate commission due to Denny Willis or any brokerage firm or company associated with Mr. Willis, will be paid by Buyer. The Parties agree that other than Mr. Willis, no real estate broker, other than a principal of a Party, was involved in this transaction. Buyer has agreed to pay a 2% of the gross sale price commission upon closing Denny Willis, and Buyer has incurred no other liability for any real estate commission.

[SIGNATURE PAGE FOLLOWS]

VACANT LAND PURCHASE AND SALE CONTRACT

OFFER DATE: January 31, 2014

BUYER’S INFORMATION:

Buyer’s Signature: Kathryn E. Graves, TTE

Buyer’s Signature: Kathryn E. Graves Rev Trust

Buyer’s Name(s) (print): Kathryn E. Graves, as a Trustee of the

Kathryn E. Graves Revocable Trust

Address: 5280 Belmont Road

City: _Downers Grove    State:__IL    Zip:     60515

Office Phone:             Home Phone:

Fax:             Cell Phone: (630) 598-0020

Email Address: stevengraves5280@comcast.net

The names and addresses set forth below are for informational purposes only and subject to change.

BUYER’S BROKER’S INFORMATION:

Designated Agent (print):

Agent Identification Number:

Broker Name:             Denny Willis            MLS #

Office Address:

City:                 State:                     Zip:

Office Phone:                         Cell Phone:            217-341-3229

Fax:             217-968-7350

Email: dwfarmland@hotmail.com

BUYER’S ATTORNEY’S INFORMATION:

Attorney Name: Daniel J. Kreamer

Firm: Law Offices of Daniel J. Kramer

Office Address: 1107A S. Bridge St.

City: Yorkville             State: Illinois            Zip: 60560

Office Phone: 630-553-9500 Cell Phone:

Fax: 630-553-5764

Email: dkramer@dankramerlaw.com

BUYER’S LENDER’S INFORMATION:

Mortgage Broker’s Name:

Lender:

Office Address:

City: State: Zip:

Office Phone:                                Cell Phone:

Fax:

Email:

ACCEPTANCE DATE: 02/14/2014 (“106 Acceptance Date”)

SELLER’S INFORMATION:

Fox River Bluffs, LLC, an Illinois limited liability company, by Inland Land Appreciation Fund II, LP, a Delaware limited partnership by Inland Real Estate Investment Corporation, a Delaware corporation, its corporate general partner

Seller’s Signature:     Guadalupe Griffin, Senior Vice President

Seller’s Name(s) (print):         Guadalupe Griffin

Address:             2901 Butterfield Road

City:     Oak Brook     State:     Illinois     Zip:     60523

Office Phone:     630-218-8000     Home Phone:

Fax:         630-586-6399     Cell Phone:

Email Address:         griffin@inlandgroup.com

The names and addresses set forth below are for informational purposes only and subject to change.

SELLER’S BROKER’S INFORMATION:

Designated Agent Name (print):         NONE

Agent Identification Number:

Broker Name:                                                      MLS #

Office Address:

City:                 State:                 Zip:

Office Phone:                         Cell Phone:

Fax:

Email:

SELLER’S ATTORNEY’S INFORMATION:

Attorney Name: H. Dan Bauer

Firm: Inland Midwest Development Corporation

Office Address: 2901 Butterfield Road

City: Oak Brook State: IL Zip: 60523

Office Phone; (630) 218-8000

Fax:

Email:dbauer@inlandgroup.com

VACANT LAND PURCHASE AND SALE CONTRACT

Legal Description

That part of Section 1, Township 36 North, Range 6 East of the Third Principal Meridian and part of Section 36, Township 37 North, Range 6 East of the Third Principal Meridian described as follows: Commencing at the Northwest Corner of said Section 1; thence westerly along the North Line of Section 2, Township 36 North, Range 6 East, 186.12 feet to a stone monument in an old claim line; thence southerly along said claim line, 738.53 feet to a stone monument at an angle in said line; thence southerly along said claim line, 838.04 feet to the centerline of Fox Road; thence easterly along said centerline 1944.11 feet to an angle in said centerline for a point of beginning; thence easterly along the extension of the last described course, 25.21 feet to the easterly right-of-way line of Fox Road; thence northerly along said easterly right-of-way line and said right-of-way line extended, which forms an angle of 82°34’33” with the last described course, measured clockwise therefrom, 2029.93 feet; thence easterly at right angles to the last described course, 330.0 feet; thence northerly at right angles to the last described course, 1619.36 feet to the southerly bank of the Fox River; thence easterly along said southerly bank, 2500 feet to the westerly line, as monumented, of lands conveyed to Wayne L. and Ruby F. Borneman by a Warranty Deed recorded September 24, 1968 in Book 163 of Deeds, Page 367; thence southerly along said westerly line, 4885.22 feet to the centerline of Fox Road; thence southwesterly along said centerline, which forms an angle of 107°22’57” with the last described course measured counter-clockwise therefrom, 1562.76 feet to the East line of Sub Lot 7 in said Section 1 as depicted on a plat recorded in Plat Book 3 on Page 1; thence northerly along said East Line, which forms an angle of 72°24’04” with the last described course, measured counter-clockwise therefrom, 661.00 feet to the northerly line of the Burlington Northern Railway Company right-of-way; thence southwesterly along said northerly line, which forms an angle of 69°23’41” with the last described course, measured clockwise therefrom, 1356.33 feet to the centerline of Fox Road; thence northerly along said centerline, which forms an angle of 69°18’39” with the last described course, measured counter-clockwise therefrom, 1394.670 feet to the point of beginning, (excepting therefrom the right-of-way of the Burlington Northern Railway Company) also an island in the Fox River in the South Half of Section 36, Township 37 North, Range 6 East of the Third Principal Meridian, known as Van Cleve’s Island as described in Patent Certificate No. 29750, recorded April 2, 1884 in Deed Record 40, Page 581 in Fox Township, Kendall County, Illinois and containing 299.0255 acres.

STATE OF ILLINOIS           )

                                                 )

COUNTY OF KENDALL     )

ADDENDUM TO REAL ESTATE SALE CONTRACT

As a further part of the real estate sale contract dated February 3, 2014 the parties agree as follows:

1)

Seller and Purchaser agree to delete paragraph 10 of the Vacant Land Purchase Sale Contract that requires the Seller to provide a survey to the Purchaser and in lieu thereof, Seller will allow a credit to the Purchaser in the amount of $7,300 at time of closing.

2)	Seller and Purchaser agree that the sales price will be based upon the acreage disclosed by the existing survey tendered by Seller to Purchaser.

3)	In all other respects the Vacant Land Purchase Sale Contract executed by and between Seller and Purchaser and dated February 3, 2014 is hereby ratified, republished and reconfirmed.

IN WITNESS WHEREOF, the parties have executed this Addendum the 14 day of February, 2014.

SELLER:	PURCHASER
FOX RIVER BLUFFS, LLC	KATHRYN E. GRAVES AS TRUSTEE
OF THE KATHRYN E. GRAVES REVOCABLE TRUST

By:	Guadalupe Griffin_____	By:	Kathryn E. Graves Trust___
Senior Vice President

Date:	February 14, 2014____	Date:	February 11, 2014________